EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT is entered into effective as of July 1, 2001, by and between RENTRAK CORPORATION, an Oregon corporation ("Company"), and AMIR YAZDANI ("Executive").

                                    RECITALS

     Company and Executive desire to enter into an Employment Agreement setting forth the terms and conditions of Executive's employment with Company.

                                    AGREEMENT

     In consideration of the mutual covenants and agreements set forth in this Agreement, Company and Executive agree as follows:

     1. Employment

     1.1 Term. Company agrees to employ Executive to serve as Chief Information Officer and to serve in such additional or different position or positions as Company may determine in its sole discretion. The term of employment will be for a period (the "Employment Period") commencing on the effective date of this Agreement and expiring June 30, 2006, unless earlier terminated as set forth in this Agreement. However, the Employment Period will automatically be extended for an additional 12 calendar-month period unless, on or before December 31, 2004, or December 31 of any year of the extended Employment Period, either Company or Executive gives written notice that the Employment Period will not be extended. This Agreement entirely supersedes Executive's previous employment agreement (the "Prior Agreement") with Company's subsidiary 3PF.com dated effective January 1, 2000.

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     1.2 Duties and  Responsibilities.  Executive will be reporting  directly to
Company's President. Within the limitations established by the Bylaws of Company, the Executive will have each and all of the duties and responsibilities of the position of Chief Information Officer and such other or different duties on behalf of Company as may be assigned from time to time by Company's President or Chief Executive Officer ("CEO") or the Board of Directors of Company (the "Board").

     1.3 Location. The principal location at which Executive will perform services for Company will be Portland, Oregon. Executive will do such traveling as may be required from time to time in the performance of his duties under this Agreement.

     1.4 Outside Activities. During his employment under this Agreement, Executive will devote his full business time, energies, and attention to the business and affairs of Company, and to the promotion and advancement of its interests. Executive will perform his services faithfully, competently, and to the best of his abilities and will not engage in professional or personal business activities that may require an appreciable portion of Executive's time or effort to the detriment of Company's business.

     1.5 Application of Corporate Policies. Executive will, except as otherwise provided in this Agreement, be subject to Company's rules, practices, and policies applicable generally to Company's senior executive employees, as such rules, practices, and policies may be revised from time to time by the Board.

     2. Compensation

     2.1 Base Salary. Executive will be paid a base salary ("Base Salary") at the annual rate of $206,636. The annual Base Salary will be reviewed by the President or CEO on or before April 1 of each year (commencing in 2002), unless Executive's employment has been terminated

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

earlier pursuant to this Agreement, to determine if such Base Salary should be increased for the following year in recognition of services to Company.

     2.2 Payment. Payment of all compensation to Executive will be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices, and will be subject to all applicable employment and withholding taxes.

     2.3 Bonuses.

     2.3.1 Initial Bonus. In lieu of any bonus otherwise due to Executive under the terms of the Prior Agreement, Company has paid Executive a bonus of $25,000.

     2.3.2 Annual Bonus. Executive will participate, together with Company's other senior executives, in Company's discretionary annual bonus program and will be eligible to receive an annual bonus in such amounts, if any, as are determined by the Board in its discretion.

     2.3.3 Other Discretionary Bonuses. Company will, from time to time, in its sole discretion, consider giving additional discretionary bonuses to Executive for such reasons as successful completion of significant projects undertaken by Executive, successful sales or licenses of software developed by Executive such as the 3PF Essentials package, or other reasons as determined by Company.

     3. Other Employment Benefits

     3.1 Business Expenses. Upon submission of itemized expense statements in the manner specified by Company, Executive will be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred by Executive in the performance of his duties under this Agreement.

     3.2 Benefit Plans. Executive will be entitled to participate in Company's medical and dental plans, life and disability insurance plans, retirement plans, and other benefit plans offered


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

by Company to its senior executives during the term of this Agreement (collectively the "Benefit Plans") pursuant to the respective terms and conditions of such Benefit Plans. Nothing in this Agreement will preclude Company or any affiliate of Company from terminating or amending any Benefit Plan or benefit program from time to time.

     3.3 Personal Time Off. Executive will receive an annual grant of 208 hours of credit (or such higher number of hours as are credited to Company's other senior executives) under Company's Personal Time Off (PTO) program.

     3.4 Stock Options. Company agrees to grant Executive an option (the "Option") to purchase 120,000 shares of Company's common stock pursuant to the terms of Company's 1997 Equity Participation Plan (the "Plan"). The Option will be evidenced by a stock option agreement (the "Option Agreement") subject to the following terms and conditions:

          (a) The option purchase price will be the fair market value (as defined in the Plan) of a share of Company's common stock on the date the option is granted (the "Grant Date");

          (b) The Option will become exercisable as to 40,000 shares on each of the first three anniversaries of the Grant Date;

          (c) The Option will not continue to vest after Executive's death, disability, or termination of employment with Company for any reason;

          (d) The Option will be an incentive stock option (within the meaning of Internal Revenue Code ("IRC") ss. 422) to the extent possible within the $100,000 limitation of IRC ss. 422(d)(1), and will be a nonqualified stock option as to the balance of the Option;

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


          (e) The Option will become fully and immediately exercisable upon (1) a change in control of Company (as that term is defined in the Plan or in Executive's Option Agreement), (2) any sale of a substantial portion of Company's business operations, (3) a sale by Company of its Video-On-Demand business, or (4) a termination of Executive's employment by Company without Cause (as that term is defined in Section 4.3.2); and

          (f) The Option will be subject to such other terms and conditions as determined by the Committee (as defined in the Plan) and set forth in the Option Agreement.

     3.5 No Other Benefits. Executive understands and acknowledges that the compensation specified in Sections 2, 3, 4, and 5 of this Agreement will be in lieu of any and all other compensation, benefits and plans.

     4. Termination of Employment Prior to a Change in Control

     4.1 Death. Upon the death of the Executive during the Employment Period, this Agreement will automatically terminate and all rights of the Executive and his heirs, executors and administrators to compensation and other benefits under this Agreement will cease, except that the Executive's heirs, executors and administrators, as the case may be, will be entitled to:

          (a) Accrued Base Salary through the Executive's date of death;

          (b) Other benefits under Benefit Plans to which the Executive was entitled on the Executive's date of death in accordance with the terms of such Benefit Plans; and

          (c) The accrued but unpaid annual bonus, if any, for any fiscal year of Company ended prior to the date of death.

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


     4.2 Disability. Company may, at its option, terminate the Executive's employment under this Agreement upon written notice to the Executive if the Executive, because of physical or mental incapacity or disability, fails to perform the essential functions of his position, with reasonable accommodation, required of him under this Agreement for a continuous period of 120 days or any 180 days within any 12-month period. Upon such termination during the Employment Period, all obligations of the Company under this Agreement will cease, except that the Executive will be entitled to:

          (a)  Accrued  Base  Salary   through  the  date  of  the   Executive's
     termination of employment;

          (b) Other benefits under Benefit Plans to which the Executive was entitled upon such termination of employment in accordance with the terms of such Benefit Plans; and

          (c) The accrued but unpaid annual bonus, if any, for any fiscal year ended prior to the date of such termination. In the event of any dispute regarding the existence of the Executive's incapacity or disability, the matter will be resolved by the determination of an independent physician to be selected by the Board. The Executive agrees to submit to appropriate medical examinations for purposes of such determination.

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

     4.3 Cause.

          4.3.1 Termination for Cause. The Company may, at its option, terminate the Executive's employment under this Agreement for Cause (as defined in Section 4.3.2). Any such termination for Cause must be authorized by the Board. At least 60 days prior to such Board authorization, the Executive must be given written notice by the Board of the claimed bases for the termination of his employment for Cause and must be given the opportunity to appear before the Board, with legal representation, to present arguments and evidence on his own behalf.

          4.3.2 Definition.  As used in this Agreement,  the term "Cause" means:

          (a) Commission of an act of fraud, embezzlement, or theft constituting a felony; or

          (b) Willful commission of an act (or failure to take an action) that is intentionally against the interest of Company and that causes Company material injury. For purposes of this Agreement, Executive will not be deemed to be terminated for Cause unless and until Company delivers to Executive a copy of a formal resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for this purpose (after reasonable notice to Executive and an opportunity for Executive, together with his legal counsel, to attend and be heard before the Board) expressly finding that in the good faith opinion of the Board Executive was guilty of conduct constituting Cause as defined in this Section and specifying in detail the particulars of such conduct.

          4.3.3 Effect on Other Remedies. The exercise of the right of the Company to terminate this Agreement pursuant to this Section 4.3.3 will not abrogate the rights or remedies of the Company in respect of the actions giving rise to such termination.

          4.3.4 Effect of Termination for Cause. If the Company terminates the Executive's employment for Cause, all obligations of the Company under this Agreement will cease, except that the Executive will be entitled to the payments and benefits specified in Sections 4.2(a) and 4.2(b).

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


          4.4 Termination Without Cause. If during the Employment Period and prior to a Change in Control or more than two years following a Change in Control, the Board terminates the employment of the Executive for any reason other than a reason set forth in Sections 4.1, 4.2, or 4.3, all obligations of the Company under this Agreement will cease, except that the Executive will be entitled to:

          (a) The payments and benefits specified in Sections 4.2(a) and 4.2(b); and

          (b) The accrued but unpaid annual bonus, if any, for any fiscal year ended prior to the date of such termination; and, in addition

          (c) Severance payments (the "Severance Payments") equal to a continuation of Executive's Base Salary, payable in accordance with Company's regular payroll practices, through the later of (1) the expiration of one year following the date of termination, or (2) June 30, 2004; provided, however, that Executive's right to receive Severance Payments is expressly conditioned on execution by Executive of a valid and comprehensive release (in a form satisfactory to Company and its legal counsel) of any and all claims that Executive may have against Company or any of its subsidiaries or affiliates.

     4.5 Good Reason.

          4.5.1 Termination for Good Reason. The Executive may terminate his employment with the Company prior to the end of the Employment Period for Good Reason (as defined in Section 4.5.2) upon 60 days prior written notice to the Company (or such shorter period as may be permitted by the Board). If the Executive terminates his employment under this Agreement for Good Reason during the Employment Period and prior to a Change in

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

Control or more than two years following a Change in Control, all obligations of the Company under this Agreement will cease, except that the Executive will be entitled to:

          (a) The payments and benefits specified in Sections 4.2(a) and 4.2(b);

          (b) The accrued but unpaid annual bonus, if any, for any fiscal year ended prior to the date of such termination; and

          (c) The Severance Payments described in Section 4.4(c), subject to the release condition set forth in that Section.

          4.5.2 Definition. As used in this Agreement, the term "Good Reason" means the occurrence, without the Executive's written consent, of any one or more of the following, to the extent not cured within a reasonable period of time (not to exceed 30 days) after written notice specifying the basis for the Executive's termination of employment pursuant to this Section 5(e) is given to Company by the Executive:

          (a) Any reduction in the Base Salary of the Executive;


          (b) Any reduction in the benefits, taken as a whole, provided to the Executive pursuant to the Benefit Plans;

          (c) Any reduction in the Severance Payments or in the events upon which such payments are to be made to Executive under this Agreement;

          (d) Any reduction or elimination of Executive's right to participate in Company's annual bonus program or the 1997 Equity Participation Plan (or any successor or similar annual bonus program or stock-based compensation plan);

          (e) Any diminution in the title or position or reporting level of Executive;

          (f) Any significant diminution in the responsibilities of Executive, as set forth in this Agreement; or

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


          (g) Any relocation of the principal office of Executive to a location outside of the greater Portland metropolitan area.

     4.6 Voluntary Termination Other Than For Good Reason. Executive may voluntarily terminate his employment with Company prior to the end of the Employment Period for any reason other than a reason set forth in Section 4.5 upon 60 days prior written notice to the Company (or such shorter period as may be permitted by the Board). If Executive voluntarily terminates his employment pursuant to this Section 4.6, all obligations of the Company under this Agreement will cease, except that the Executive will be entitled to the payments and benefits specified in Sections 4.2(a) and 4.2(b).

     4.7 Cooperation. After notice of termination, Executive will cooperate with Company, as reasonably requested by Company, to effect a transition of Executive's responsibilities and to ensure that Company is aware of all matters being handled by Executive.

     5. Effect Of Change In Control

     5.1  Definitions.

     "Change in Control". For purposes of this Agreement, a "Change in Control" will be deemed to have occurred upon the first fulfillment of the conditions set forth in any one of the following three paragraphs unless the events leading to such condition have been approved by two-thirds of the directors of Company then in office:

          (a) Any "person" (as that term is defined in Section 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of Company, is or becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Company representing


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

25 percent or more of the combined voting power of Company's then outstanding securities;

          (b) A majority of the directors elected at any annual or special meeting of shareholders are not individuals nominated by Company's then incumbent Board; or

          (c) The shareholders of Company approve a merger or consolidation of Company with any other corporation, other than a merger or consolidation which would result in the voting securities of Company outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75 percent of the combined voting power of the voting securities of Company or of such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of all or substantially all of its assets.

     "Excise Tax" means a tax imposed by IRCss. 4999(a), or any successor provision, with respect to "excess parachute payments" as described in IRCss. 280G(b).

     "Other Agreement" means a plan, arrangement, or agreement pursuant to which an Other Payment is made.

     "Other Payment" means any payment or benefit payable to Executive in connection with a Change in Control of Company pursuant to any plan, arrangement, or agreement (other than this Agreement) with Company, a person whose actions result in such Change in Control, or any person affiliated with Company or such person.

     "Total Payments" means all payments or benefits payable to Executive in connection with a Change in Control, including Change in Control Payments pursuant to this Agreement and


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

any other payments or benefits pursuant to any other plan, agreement, or arrangement with Company, a person whose actions result in the Change in Control, or any person affiliated with Company or such person.

     5.2 Compensation Upon Termination Following a Change in Control. In the event of Company's termination of Executive without Cause, or Executive's termination of employment with Company for Good Reason, at any time within two years following a Change in Control during the Employment Period (as extended pursuant to Section 1.1), Executive will be entitled to the payments described in Section 4.4. The payments and benefits payable to Executive pursuant to this
Section 5.2 in connection with a Change in Control of Company are referred to as the "Change in Control Payments."

     5.3 Reduction in Change in Control Payments to Avoid Excess Parachute Tax Payments.

          5.3.1 Reduction. In the event that any portion of the Total Payments payable to Executive in connection with a Change in Control of Company would constitute an "excess parachute payment" within the meaning of IRC ss. 280G(b) that is subject to an Excise Tax, the Change in Control Payments otherwise payable under this Agreement will be reduced to the extent necessary to avoid such excise tax if, and only if, such reduction would result in a larger after-tax benefit to Executive, taking into account all applicable federal, state, and local income and excise taxes, until either (i) no portion of the Total Payments are subject to such Excise Tax or (ii) the Change in Control Payments are reduced to zero.

          5.3.2 Application.  For purposes of this limitation:


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          (a) No portion of the Total  Payments,  the  receipts or  enjoyment of which Executive has effectively waived in writing prior to the date of payment of any Change in Control Payments, will be taken into account;

          (b) No portion of the Total Payments will be taken into account which, in the opinion of tax counsel selected by Company and reasonably acceptable to Executive ("Tax Counsel"), does not constitute a "parachute payment" within the meaning of IRC ss. 280G;

          (c) If Executive and Company disagree whether any payment of Change in Control Payments will result in an Excise Tax or whether a reduction in any Change in Control Payments will result in a larger after-tax benefit to Executive, the matter will be conclusively resolved by an opinion of Tax Counsel;

          (d) Executive agrees to provide Tax Counsel with all financial information necessary to determine the after-tax consequences of payments of Change in Control Payments for purposes of determining whether, or to what extent, Change in Control Payments are to be reduced pursuant to this
     Section 5.3; and

          (e) The value of any noncash benefit or any deferred payment or benefit included in the Total Payments, and whether or not all or a portion of any payment or benefit is a "parachute payment" for purposes of this
     Section 5.3, will be determined by Company's independent accountants in accordance with the principles of IRC ss. 280(G)(d)(3) and (4).


          5.3.3 Effect on Other Agreements. In the event that any Other Agreement has a provision that requires a reduction in the Other Payment governed by such Other Agreement to avoid or eliminate an "excess parachute payment" for purposes of IRC ss. 280G, the reduction in Change in Control Payments pursuant to this Section 5.3 will be given effect before any reduction in

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

the Other Payment pursuant to the Other Agreement. To the extent possible, Company and Executive agree that reductions in benefits under any plan, program, or arrangement of Company will be reduced (only to the extent described in Section 5.3.1) in the following order of priority:

          (a) Change in Control Payments under this Agreement;

          (b) Benefit Plan benefit continuation; and

          (c) The acceleration in the exercisability of any stock option or other stock related award granted by Company.

     6. Confidential Information

     6.1 Definition. "Confidential Information" is all nonpublic information relating to Company or its business that is disclosed to Executive, that Executive produces, or that Executive otherwise obtains during employment. Confidential Information also includes information received from third parties that Company has agreed to treat as confidential. Examples of Confidential Information include, without limitation, marketing plans, customer lists or other customer information, product design and manufacturing information, and financial information. Confidential Information does not include any information that (i) is within the public domain other than as a result of disclosure by Executive in violation of this Agreement, (ii) was, on or before the date of disclosure to Executive, already known by Executive, or (iii) Executive is required to disclose in any governmental, administrative, judicial, or quasi-judicial proceeding, but only to the extent that Executive is so required to disclose and provided that Executive takes reasonable steps to request confidential treatment of such information in such proceeding.

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


     6.2 Access to Information. Executive acknowledges that in the course of his employment he will have access to Confidential Information, that such information is a valuable asset of Company, and that its disclosure or unauthorized use will cause Company substantial harm.

     6.3 Ownership. Executive acknowledges that all Confidential Information will continue to be the exclusive property of Company (or the third party that disclosed it to Company), whether or not prepared in whole or in part by Executive and whether or not disclosed to Executive or entrusted to his custody in connection with his employment by Company.

     6.4 Nondisclosure and Nonuse. Unless authorized or instructed in advance in writing by Company, or required by law (as determined by licensed legal counsel), Executive will not, except as required in the course of Company's business, during or after his employment, disclose to others or use any Confidential Information, unless and until, and then only to the extent that, such items become available to the public through no fault of Executive.

     6.5 Return of Confidential Information. Upon request by Company during or after his employment, and without request upon termination of employment pursuant to this Agreement, Executive will deliver immediately to Company all written, stored, saved, or otherwise tangible materials containing Confidential Information without retaining any excerpts or copies.

     6.6 Duration. The obligations set forth in this Section 5 will continue beyond the term of employment of Executive by Company and for so long as Executive possesses Confidential Information.

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


     7. Noncompetition

     7.1 Covenant. During the term of Executive's employment with Company under this Agreement, and for six months after termination of such employment for any reason, Executive Agrees that he will not, without Company's prior written consent, own or have any interest directly in, or act as an officer, director, agent, employee, or consultant of, or assist in any way or any capacity, any person, firm, association, partnership, limited liability company, corporation, or other entity (a "Competitive Entity") that is engaged in the business of the following:

          (a) The fulfillment, warehouse, or distributing business;

          (b) The wholesale distribution of home video cassettes or related media (including without limitation DVDs); or

          (c) Any business directly competitive with the core business then engaged in by Company within fifty miles of any geographic area where Company has engaged or planned to engage in any such business activities.

The restrictions of this Section 7.1 prohibiting ownership in a Competitive Entity will not apply to Executive's ownership of less than 10 percent of the publicly traded securities of any Competitive Entity.

Because Company conducts business in a number of jurisdictions with a wide geographic scope, Company and Executive agree that the foregoing covenant not to compete will apply anywhere in the United States or in any other geographic area in which Company conducts its business, plans to conduct its business, or sells or distributes its products or services. For purposes of this Section 7.1, making a sale or delivering a product or services constitutes doing business.

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


     7.2 Continuation of Prior Agreement. Executive acknowledges that the covenant not to compete set forth in this Section 7 is a continuation (on substantially identical terms) of the covenant not to compete included in Executive's Prior Agreement that was entered into at the commencement of Executive's employment with 3PF.com, a subsidiary of Company.


     7.3 Severability; Reform of Covenant. If, in any arbitration or judicial proceeding, an arbitrator or court refuses to enforce the covenant not to compete set forth in this Section 7 because it covers too extensive a geographical area or is too long in its duration, the parties intend that the covenant be reformed and enforced to the maximum extent allowed under applicable law.

     8. Exclusive Employment

     During employment with Company, Executive will not do anything to compete with Company's present or contemplated business, nor will he plan or organize any competitive business activity. Executive will not enter into any agreement which conflicts with his duties or obligations to Company. Executive will not during his employment or within one year after it ends, without Company's express written consent, directly or indirectly, solicit or encourage any employee, agent, independent contractor, supplier, customer, consultant or any other person or company to terminate or alter a relationship with Company.

     9. Assignment and Transfer

     Executive's rights and obligations under this Agreement are not transferable by assignment or otherwise, and any purported assignment, transfer or delegation of such rights or obligations will be void. This Agreement will inure to the benefit of, and be binding upon and enforceable by, any purchaser of substantially all of Company's assets, any corporate successor to Company or any assignee from Company, such purchaser, or such successor.

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


     10. No Inconsistent Obligations Executive is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with Company. Executive will not disclose to Company, or use, or induce Company to use, any proprietary information or trade secrets of others. Executive represents and warrants that he or she has returned all property and confidential information belonging to all prior employers.

     11. Miscellaneous

     11.1 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Oregon without regard to conflict of law principles.

     11.2 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties and supersedes any prior or contemporaneous written or oral agreements, representations and warranties between them respecting the subject matter of this Agreement.

     11.3 Amendment. This Agreement may be amended only by a writing signed by Executive and by a duly authorized representative of Company.

     11.4 Severability. If any term, provision, covenant or condition of this Agreement, or the application of any such term, provision, covenant, or condition to any person, place or circumstance, is held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances will remain in full force and effect.

     11.5 Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement.

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

The language in all parts of this Agreement will be in all cases construed according to its fair meaning and not strictly for or against Company or Executive.

     11.6 Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party (or by his or its successor), whether pursuant to this Agreement, to any other agreement, or to law, will not preclude or waive its right to exercise any or all other rights and remedies.

     11.7 Nonwaiver. No failure or neglect of either party in any instance to exercise any right, power or privilege under this Agreement or under law will constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party must be contained in a written instrument signed by the party to be charged and, in the case of Company, by an officer of Company (other than Executive) or other person duly authorized by Company.

     11.8 Equitable Remedies for Breach. The parties agree that, in the event of breach or threatened breach of any covenants of Executive, the damage or imminent damage to the value and the goodwill of Company's business will be inestimable, and that therefore any remedy at law or in damages will be inadequate. Accordingly, the parties agree that Company will be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any of such provisions by Executive, in addition to any other relief (including damages) available to Company under this Agreement or under law.

     11.9 Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law will be sufficient if in writing, and if and when sent by certified or registered mail, with postage prepaid, to Executive's residence (as noted in Company's records), or to Company's principal office, as the case may be.

     11.10 Assistance in Litigation. Executive will, during and after termination of employment, upon reasonable notice, furnish such information and proper assistance to Company as may reasonably be required by Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become a party; provided, however, that such assistance following termination will be furnished at mutually agreeable times and for mutually agreeable compensation.

     11.11 Arbitration. Any dispute or claim that arises out of or that relates to this Agreement or to the interpretation, breach, or enforcement of this Agreement, must be resolved by mandatory arbitration in accordance with the then effective arbitration rules of Arbitration Service of Portland, Inc., and any judgment upon the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof.

     11.12 Attorneys' Fees. In the event of any suit or action or arbitration proceeding to enforce or interpret any provision of this Agreement (or which is based on this Agreement), Executive (if he is the prevailing party) will be entitled to recover, in addition to other costs, reasonable attorneys' fees in connection with such suit, action, arbitration, and in any appeal. The determination of who is the prevailing party and the amount of reasonable attorneys' fees to be paid to the prevailing party will be decided by the arbitrator or arbitrators (with respect to attorneys' fees incurred prior to and during the arbitration proceedings) and by the court or courts, including any appellate courts, in which the matter is tried, heard, or decided, including the court which hears any exceptions made to an arbitration award submitted to it for confirmation as a judgment (with respect to attorneys' fees incurred in such confirmation proceedings). Notwithstanding the provisions of ORS 20.096 , the parties intend that in the event

Company is the prevailing party in any such suit or action or arbitration, Company will not be entitled to recover its attorneys' fees from Executive.

     The parties have duly executed this Agreement as of the date set forth below.

RENTRAK CORPORATION                       EXECUTIVE:


By  /s/ F. Kim Cox                        /s/ Amir Yazdani
  ----------------------------------      ------------------------------------
Name:   F. Kim Cox                            Amir Yazdani
      ------------------------------
Title:  President
       -----------------------------


Date: August         , 2001
     -----------

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